EXHIBIT 10.39

            [** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
                           PORTIONS OF THIS DOCUMENT]

                        DEVELOPMENT AND LICENSE AGREEMENT
                                     between
                      Cisco Systems and Ambient Corporation

This DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is made and entered into as of this ___ day of December, 2000 (the "Effective Date") by and between Cisco Systems, Inc., a California corporation, with offices at 170 W. Tasman Drive, San Jose, California 95134 and its affiliates ("Cisco"), and Ambient Corporation, a Delaware corporation, with offices at 1033 Beacon Street, Brookline, Massachusetts 02446 ("Ambient").

This Agreement has the following attachments, which are incorporated in this Agreement by this reference:

      1.    Development and License Agreement Terms and Conditions

      2.    EXHIBIT A: Statement of Work

      3.    EXHIBIT B: Field Trial Agreement

      4.    EXHIBIT C: Press Release

                                    RECITALS

A. Cisco is in the business of developing, manufacturing and selling hardware and software products for use in computer and communications networks.

B. Ambient is in the business of communications products focusing on Power Line Telecommunication for consumer applications and utility-related services.

C. Cisco and Ambient desire that Cisco develop and Ambient market the Products (as defined herein) on the terms and conditions set forth herein and in subsequent agreements to be entered into by the parties.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.0 DEFINITIONS.

      1.1 "Cisco Property" shall mean such items owned and provided by Cisco under this Agreement or developed by or for Cisco under this Agreement and all Intellectual Property Rights


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related thereto. Cisco Property shall include any derivatives, improvements or modifications thereto or thereof and any Intellectual Property rights related thereto.

      1.2 "Ambient Property" shall mean such items as owned and provided by Ambient under this Agreement and all Intellectual Property Rights related thereto. Ambient Property shall not include any derivatives, improvements or modifications thereto or thereof and any Intellectual Property rights related thereto made by or for Cisco under this Agreement, it being understood that any such derivatives will be deemed "Cisco Property."

      1.3 "Deliverables" shall mean any tangible or intangible items to be delivered by the parties pursuant to the Statement of Work.

      1.4 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, and all other intellectual property rights and the related documentation or other tangible expression thereof.

      1.5 "Products" shall mean the Products described in the Statement of Work and all tangible and intangible results and items arising out of or constituting the results of the development of the Products, including without limitation all Deliverables, documentation, and Intellectual Property Rights constituting, embodied in, or pertaining to any of the foregoing. It is understood and agreed that for purposes of the initial development activities contemplated by this Agreement, the "Products" will include the "Headend Router Product" and the "CPE Product" as described in the Statement of Work or any part or derivative thereof.

      1.6 "Statement of Work" shall mean the information set forth in Exhibit A.

      1.7 "Day" shall mean a normal working day in the United States.

      1.8 "First Revenue Ship" shall mean the first commercial distribution of the Products or the services related to the Products that generates revenue of any type for Ambient.

      1.9 "Field Trial Site" shall mean any site where a Headend Router Product is deployed.

      1.10 "Field Trial Test Period" shall mean for each Field Trial Site, sixty
(60) calendar days from the date of installation of the Products at that site.

2. DEVELOPMENT EFFORT.

      2.1 Development Effort. With the assistance and cooperation of Ambient, Cisco shall use reasonable commercial efforts to develop and deliver the Deliverables in accordance with the Statement of Work; provided, however, that the due date for any Deliverable, performance of which was delayed on account of failure of Ambient to complete any of its prerequisite obligations in a timely fashion, shall be extended by one day for each day of Ambient's lateness. Each Deliverable shall be delivered in such format and on such media as may be reasonably requested by Ambient.


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      2.2 Acceptance. Upon delivery of the Deliverables to Ambient, Ambient will test whether the Deliverables conform to the applicable part of the Statement of Work. Unless otherwise specified Ambient will accept or reject each Deliverable within [***] Days after delivery. In the event that a Deliverable does not conform to such part of the Statement of Work (such nonconformance will be referred to as "Deficiencies"), Ambient shall provide written notice to Cisco describing the Deficiencies in sufficient detail to allow Cisco to reproduce the Deficiencies. Cisco will exert reasonable commercial efforts to correct the Deficiencies so that the Deliverable conforms to the applicable part of the Statement of Work. If Ambient does not give written notice to Cisco within [***] Days following delivery of the Deliverable, Ambient shall be deemed to have accepted the Deliverable. The procedure in this Section 2.2 will be repeated with respect to a revised Deliverable to determine whether it is acceptable to Ambient, unless and until Ambient issues a final rejection of the revised Deliverable after rejecting the Deliverable on at least [***] prior occasions.
If Ambient issues a final rejection of the revised Deliverable pursuant to this paragraph, either Cisco or Ambient shall be entitled to terminate this Agreement or the applicable Statement of Work, as the case may be, [***] The parties agree that the time period for accepting and rejecting Deliverables only apply if there are no specific time periods specified for the applicable Deliverable in the Statement of Work.

      2.3 Changes. At any time following execution of this Agreement the Statement of Work may be modified upon mutual written agreement of the parties. In the event any such change materially increases Cisco's development costs hereunder or requires a modification to the schedule for development and such change was not required due to Cisco's delay or failure to complete its obligations hereunder, Cisco and Ambient shall negotiate in good faith an equitable adjustment to the development charges payable by Ambient to Cisco and to the schedule for development.

      2.4 Liaison. Each party agrees to appoint a principal point of contact, identified in the Statement of Work as "Project Managers", to whom all communications between the parties with respect to development of the Products shall be directed.

      2.5 Technical Assistance Required to Evaluate Deliverables. Cisco shall determine and make available to Ambient reasonable technical assistance with respect to the evaluation of the Deliverables per the time periods of section 2.2.

      2.6 Independent Development. Except as set forth below, nothing in this Agreement will impair either party's right to acquire, license, develop, manufacture or distribute itself or through third parties on its behalf technology substantially similar to that described in the Statement of Work or to market and distribute such similar technology in addition to or in lieu of the technology contemplated by this Agreement. Further, neither party will have any obligations to limit or restrict the assignment or reassignment of any employees or contractors in connection with the development of such similar technology or the technology contemplated by this Agreement. However, nothing in this Section 2.6 shall be construed as granting to either party any rights except as specifically provided in this Agreement.


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      2.7 Required Third Parties. Cisco and Ambient shall choose one or more third party providers [***] in the manner specified in the Statement of Work.

      2.8 General Business Relationship. Cisco shall support all development efforts for the Products such as design, printed circuit layout, prototype manufacture, testing, software and firmware in the manner specified in this Agreement. The Parties agree to commence discussions to enter into [***] any other agreements to implement the goals of this Agreement.

      2.9 Additional Statements of Work. If Ambient desires to engage Cisco for additional services which are not included in the Statement of Work and which do not constitute merely a revision or modification of the Statement of Work, the parties shall in good faith negotiate additional Statements of Work, each of which upon signing shall be deemed a part of this Agreement. Additional Statements of Work shall be entered into by mutual agreement between Cisco and Ambient and shall be substantially in the form of the Statement of Work attached hereto. Each Statement of Work shall be signed by authorized representatives of the parties. This Agreement may cover more than one Statement of Work at any given time.

3. OWNERSHIP.

      3.1 Ownership by Ambient. Except as otherwise set forth in Section 3.2 below, Ambient shall own all right, title, and interest in the Ambient Property, if any, and Cisco shall have no ownership interest therein.

      3.2 Ownership by Cisco. Cisco shall own all right, title, and interest in the Cisco Property, the Products, all results arising from the development thereof by Cisco, and all Intellectual Property Rights therein, including any derivatives, improvements or modifications of the Ambient Property made by or for Cisco under this Agreement. Ambient shall execute such documents, render such assistance, and take such other action as Cisco may reasonably request, at Cisco's expense, to apply for, register, perfect, confirm, and protect Cisco's rights therein. Cisco shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto.

      3.3 Waiver of Moral Rights. Ambient hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Cisco (or its employees, agents or consultants) has or may have in the Ambient Property or any part thereof as included in the Products.

      3.4 Cisco as Attorney in Fact. Ambient agrees that if Cisco is unable because of Ambient's unavailability, dissolution or incapacity, or for any other reason, to secure Ambient's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Cisco above, then Ambient hereby irrevocably designates and appoints the company and its duly authorized officers and agents as Ambient's agent and attorney in fact, to act for and in Ambient's behalf and stead to execute and


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

file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Ambient.

4. LICENSES BY AMBIENT TO CISCO.

Ambient hereby grants Cisco a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute the Ambient Property, if any, and all Intellectual Property Rights with respect thereto solely as incorporated in the Products and any enhancements, derivatives or modifications thereof.

5. LICENSES BY CISCO TO AMBIENT.

      5.1 Nonexclusive License. Cisco hereby grants Ambient a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute any derivative, improved or modified Ambient Property.

      5.2 Manufacturing Rights. Ambient may elect in its reasonable judgment to manufacture the CPE Product itself or together with third party manufacturers agreed upon by the parties pursuant to a non-exclusive, non-transferable license. Ambient's right to manufacture the CPE Product will also include the right to modify and further develop the CPE Product in a manner mutually agreed upon by the parties. All sales of the CPE Product manufactured by or for Ambient (including modified versions of the CPE Product) shall be subject to the payment of a royalty by Ambient to Cisco. Ambient agrees to pay Cisco royalties of [***] which shall include any trademark rights granted by Cisco to Ambient. The details concerning Ambient's manufacturing rights, and the parties maintenance and support obligations with respect to the CPE Product to be manufactured by or for Ambient will be mutually agreed upon in writing by the parties in a further Agreement.

      5.3 Branding Rights. If Ambient elects to manufacture the CPE Product, Ambient may in its sole discretion (a) sell the CPE Product using a Cisco owned trademark as specified by Cisco, provided that, Ambient shall not be entitled to use any Cisco trademark where the CPE Product has been modified by Ambient; or
(b) sell the CPE Product using an Ambient trademark or brand. Ambient's use of any Cisco owned trademark shall be subject to a trademark license agreement to be negotiated in good faith by the parties.

      5.4 Sales Rights.

            5.4.1 From the Effective Date of this Agreement until six (6) months after the first successful installed field site demonstration employing the testing criteria for the staging demonstration as described in the Statement of Work (except that the telephone connection will be with a phone located in the electric utilities data center), Ambient shall have the exclusive right to sell the Products to end user customers in all 50 states of the United States of America and the non-


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exclusive right to sell the Products to end user customers throughout the world.
For purposes of this Agreement, such "exclusive right" means that any customer in the United States who desires to purchase the Products from Cisco will be directed to Ambient to order the Products during the Exclusivity Period.

            5.4.2 If and only if Cisco can demonstrate to Ambient that any one of the following three conditions is met, then Cisco may on an exceptional basis sell a Product to a customer in the United States during the Exclusivity Period:
(a) Ambient is unable to meet such customer's requirements and delaying the sale of the Product to such customer by Cisco beyond the Exclusivity Period would cause a serious customer satisfaction issue for Cisco, (b) Cisco's failure to sell the Product to a customer in the United States during the Exclusivity Period would result in a breach of a contractual obligation to a customer (provided that no such contractual obligations may be made for purposes of circumventing this restriction) or (c) this Agreement is terminated for cause by Cisco pursuant to Section 14.2 prior to the end of the Exclusivity Period.

            5.4.3 Notwithstanding anything to the contrary contained herein, Cisco may sell the Products directly to end user customers or to resellers or system integrators outside of the United States of America during and after the Exclusivity Period.

            5.4.4 After the Exclusivity Period, Cisco agrees to grant Ambient the continued right to sell the Products worldwide and to treat Ambient as its non-exclusive preferred system integrator of the Products, details of this right, obligations and preferred status to be documented in the System Integrator Agreement or in any other convenient manner as agreed upon by the parties. Ambient agrees that except for the exclusivity restriction described above, Cisco may sell the Products to any other party on a non-exclusive basis. Ambient also agrees that all purchases of Products by Ambient from Cisco will be pursuant to Cisco's standard System Integrator Agreement to be negotiated in good faith by the parties.

6. PAYMENTS; TAXES.

      6.1 Payments. In consideration of the duties and obligations of Cisco and the rights granted to Ambient hereunder, Ambient shall pay to Cisco within one
(1) day of becoming due [***] in the manner specified below for the initial development arrangement contemplated by this Agreement:

            i.    The sum of [***] upon the execution of this Agreement.

            b. The sum of [***] upon demonstration of a proof of concept (acceptance criteria for such demonstration shall be as set forth in the Statement of Work).

            c. The sum of [***] in increments of [***] per trial site for the Field Trials, upon installation, or if less than 5 sites are installed then the full remainder at first revenue shipment of a Product by Ambient.

If the parties agree to additional Statements of Work beyond the initial one attached hereto or if the parties agree to expand the development activities contemplated by the initial Statement of Work,


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additional fees, if any, shall be set forth in the relevant Statement of Work.

      6.2 Taxes.

            6.2.1 In addition to the payment described above, Ambient shall pay all taxes, including sales and use tax, but excluding any tax based upon the income of Cisco if imposed by any government as a result of payments made to Cisco under this Agreement.

            6.2.2 Ambient may withhold from its payment to Cisco under this Agreement any income taxes required to be withheld by Ambient under the applicable laws of the United States or any other country. Such amount shall be paid to the appropriate taxing authorities and Ambient shall provide Cisco with official receipts issued by said taxing authority or such other evidence as is reasonably available to establish that such taxes have been paid. Ambient shall cooperate with Cisco and take all actions reasonably necessary in order to secure a reduction or elimination of withholding taxes pursuant to the income tax treaty between the United States and any other country.

      6.3 Third Party License Fees. Ambient shall be obligated to pay all license fees and royalties, if any, with respect to any third party proprietary rights and technologies which are required for the fulfillment of its obligations under this Agreement.

7. FIELD TRIALS.

The parties shall conduct field trials for the Products ("Field Trials") pursuant to the Field Trial Agreement attached hereto as Exhibit B.

8. CONFIDENTIALITY.

      8.1 Press Releases. Each party shall obtain the other party's written consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement. Ambient may, however, make the statement as set forth in Exhibit C in its publications, presentations, public announcements and press release concerning this Agreement and Ambient's relationship with Cisco.

      8.2 Confidential Information. The existence and terms and conditions of this Agreement shall be considered "Confidential Information" under the "Non-Disclosure Agreement" entered into by the parties on August 3, 2000 ("NDA") and the parties agree to comply with the provisions of the NDA. To the extent that the term stated in the NDA terminates prior to the termination of this Agreement, the parties agree that the term of the NDA shall be automatically extended to the term of this Agreement.

      8.3 Legal Obligation to Disclose. Ambient's disclosure of the existence of this Agreement and the terms thereunder in accordance with its obligation under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of Section 8, so long as Ambient has provided to Cisco beforehand a copy of the provisions which it proposes to release to


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the Securities and Exchange Commission, has given good faith consideration to any request by Cisco to redact specific provisions from such disclosure.

      8.4 Confidentiality Agreements with Utilities. Ambient shall require each Utility to enter into a confidentiality agreement that provides the same protections to Cisco's Confidential Information as provided for in the NDA.

9. USE OF CONTRACTORS.

The parties may retain third parties ("Contractors") to furnish services to them in connection with the performance of its obligations hereunder and permit such Contractors to have access to Confidential Information, but only to the extent and insofar as reasonably required in connection with the performance of their obligations under this Agreement. Each party shall require each such Contractor to enter into a confidentiality agreement that provides at least the same level of protections to Confidential Information as provided for in the NDA.

10. REPRESENTATIONS AND WARRANTIES.

      10.1 THE PRODUCTS FURNISHED UNDER THIS AGREEMENT ARE PROVIDED FOR DEVELOPMENT AND TESTING PURPOSES ONLY ON AN "AS IS" BASIS, WITHOUT ANY WARRANTIES OR REPRESENTATIONS EXPRESS, IMPLIED OR STATUTORY; INCLUDING, WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. CISCO DOES NOT WARRANT THAT THE PRODUCTS WILL MEET AMBIENT'S NEEDS OR BE FREE FROM ERRORS, OR THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED. THE FOREGOING EXCLUSIONS AND DISCLAIMERS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE FEES CHARGED FOR THE PRODUCTS.

      10.2 Representations and Warranties of Ambient. Ambient hereby warrants and represents to Cisco as follows:

            10.2.1 Ambient Property and all parts thereof, are either owned or properly licensed by Ambient or are in the public domain and the use thereof by Cisco, its representatives, resellers or end users will not infringe any proprietary rights of any third party. Any third party property provided by Ambient hereunder is properly licensed and, to Ambient's knowledge, does not infringe any proprietary rights of any other third party.

            10.2.2 Ambient has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

      10.3 Representations and Warranties of Cisco. Cisco hereby warrants and represents to Ambient as follows:


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            10.3.1 Cisco Property and all parts thereof, are either owned or properly licensed by Cisco or are in the public domain and the use thereof by Ambient, its representatives, resellers or end users will not infringe any proprietary rights of any third party. Any third-party property provided by Cisco hereunder is properly licensed and, to Cisco's knowledge, does not infringe any proprietary rights of any other third party.

            10.3.2 Cisco has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

11. INDEMNITY.

      11.1 Indemnification by Cisco.

            11.1.1 Cisco shall defend, indemnify and hold harmless Ambient and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim which alleges that any Product or Cisco Property infringes upon, misappropriates or violates any issued U.S. patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement where such unlawful activity is completely independent of the Product and (ii) any claim relating to negligence, misrepresentation, intentional misconduct, error or omission by Cisco.

            11.1.2 As a condition to such defense, Ambient will provide Cisco with prompt written notice of the claim and permit Cisco to control the defense, settlement, adjustment or compromise of any such claim. Ambient may employ counsel at its own expense to assist it with respect to any such claim.

            11.1.3 If the use of the Products hereunder is enjoined or becomes the subject of a claim of infringement, Cisco shall use its reasonable efforts at its option to: (i) obtain such licenses; or (ii) make such replacements or modifications as are necessary to the continue use or of the Products without infringement and in compliance with the Statement of Work.

            11.1.4 Cisco shall have no obligation under subsections 11.1.1 and
11.1.2 above to the extent any claim of infringement or misappropriation results from: (i) use of the Products in combination with any other product, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Products of any design, technique or specification furnished by Ambient, if the infringement would not have occurred but for such incorporation or use; or (iii) any claim based on Ambient's use of the Products after Cisco has informed Ambient of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions; (iv) compliance by Cisco with specifications or instructions supplied by Ambient.

      11.2 Indemnification by Ambient.


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            11.2.1 Ambient shall defend, indemnify and hold harmless Cisco and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim which alleges that the Ambient Property infringes upon, misappropriates or violates any issued U.S. patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement where such unlawful activity is completely independent of the Product and (ii) any claim relating to negligence, misrepresentation, intentional misconduct, error or omission by Ambient.

            11.2.2 As a condition to such defense and indemnification, Cisco will provide Ambient with prompt written notice of the claim and permit Ambient to control the defense, settlement, adjustment or compromise of any such claim. Cisco may employ counsel at its own expense to assist it with respect to any such claim.

      11.3 Exclusive Remedy. THE FOREGOING PROVISIONS OF THIS SECTION 11.1 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF THE PARTIES AND THE EXCLUSIVE REMEDY OF THE PARTIES AND THEIR CUSTOMERS, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, BY THE PRODUCTS OR ANY PART THEREOF. THE PARTY'S OBLIGATIONS UNDER THIS SECTION 11 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 12.

12. CONSEQUENTIAL DAMAGES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

13. LIMITATION OF LIABILITY.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE TOTAL DOLLAR LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO [***]

14. TERM AND TERMINATION.

      14.1 Term of Agreement. Unless otherwise terminated as provided herein, this Agreement shall be effective upon the Effective Date and shall remain in force for a period of two (2) years, and shall automatically renew for additional one (1) year periods unless terminated by


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either party upon written notice to the other at least thirty (30) calendar days prior to the end of the then-current term.

      14.2 Termination for Convenience. Either party may terminate this Agreement or any Statement of Work hereunder, at any time for convenience, for no reason or for any reason, upon delivery of thirty (30) days written notice to the other party. In the event of such termination by Cisco prior to the demonstration of proof of concept as set forth in Section 6.1(b), Cisco shall return the [***] development payment paid to Cisco upon execution of this Agreement. In the event of such termination by Cisco following the demonstration of proof of concept as set forth in Section 6.1(b), Cisco shall return the [***] development payment paid to Cisco upon demonstration of proof of concept and any payments by Ambient for the Field Trials, but Cisco shall be entitled to retain the [***] payment made upon execution of this Agreement.

      14.3 Termination for Cause. This Agreement may be terminated by a party for cause immediately upon the occurrence of and in accordance with the following:

            14.3.1 Insolvency Event. Either party may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) calendar days; or (iv) either party is liquidated or dissolved.

            14.3.2 Change of Control. In the event that a competitor of Cisco acquires a minimum of twenty percent (20%) of the equity ownership of Ambient, Cisco may, at its option terminate this Agreement for cause upon delivering written notice to Ambient. For purposes of this Section 14.3.2, competitors of Cisco shall mean [***] or any of their subsidiaries of affiliates.

            14.3.3 Default. Either party may terminate this Agreement effective upon written notice to the other if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) calendar days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof. A material breach will include but not be limited to: (i) any attempted reverse engineering or otherwise infringing Cisco's proprietary rights by Ambient, its resellers or its end users; (ii) failure by Ambient to pay in a timely fashion; and (iii) breach of confidentiality obligations.

      14.4 Survival of Rights and Obligations Upon Termination. Sections 2.6, 3, 4, 5.1, 5.2, 5.3, 6, 8, 10, 11, 12, 13, 14, and 15, shall survive any expiration or termination of this Agreement or any Statement of Work hereunder. Notwithstanding anything in the foregoing to the contrary, in the case of termination by Cisco for cause pursuant to Section 14.3.3, Ambient shall pay all expenses reasonably incurred by Cisco in excess of amounts already paid to Cisco. The amount of such


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payment shall be determined on a time and materials basis using Cisco's commercially reasonable rates then in effect.

15. MISCELLANEOUS.

      15.1 Force Majeure. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

      15.2 Export.

            15.2.1 Ambient hereby acknowledges that the Products supplied by Cisco under the Agreement are subject to export or import controls under the laws and regulations of the United States (U.S.). Ambient shall comply with such laws and regulations, and, agrees not to knowingly export, re-export, import or re-import, or transfer Cisco Products without first obtaining all required U.S. Government authorizations or licenses. Cisco and Ambient each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents.

            15.2.2 Ambient agrees to maintain a record of exports, re-exports, and transfers of the Cisco Products for five (5) years and to forward within that time period any required records to Cisco or, at Cisco's request, the U.S. Government. Ambient agrees to permit audits by Cisco or the U.S. Government as required under the regulations to ensure compliance with this Agreement.

      15.3 Relationship of Parties. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

      15.4 Insurance. Ambient shall carry Commercial General Liability insurance covering all operations by or on behalf of Ambient arising out of or connected with this Agreement providing insurance for bodily injury, property damage, personal injury and advertising injury, as those terms are defined by Commercial General Liability insurance policies, with limits of not less than [***] each occurrence and [***] in the aggregate. Such insurance must be on an "occurrence" basis and not "claims-made" basis. Ambient shall continue to maintain the Commercial General Liability insurance required under this Agreement for a minimum of one year following completion of and acceptance of the Products. Consultant shall furnish Certificates of Insurance annually to Cisco as evidence of this required insurance. In the event Consultant utilizes the services of Subcontractors to perform the Services contemplated hereunder, Consultant shall require from or provide for all Subcontractors

(regardless of tier) the same minimum insurance requirements detailed above. Cisco reserves the right to request copies of Subcontractor's Certificates of Insurance when deemed necessary.

      15.5 No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Cisco and Ambient any rights, remedies or other benefits under or by reason of this Agreement.

      15.6 Equitable Relief. Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

      15.7 Attorneys' Fees. In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement shall be entitled to its reasonable attorneys' fees and costs.

      15.8 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of other party. Notices will be deemed effective (i) three (3) Days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or (iii) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following:

                Cisco Systems, Inc.                        Ambient Corporation
                170 West Tasman Drive                      1033 Brookline Street
                San Jose, CA  95134                        Brookline, MA 02446
                Attn: VP Legal and Government Affairs
                Fax: (408) 526-7019                        Fax:  (617) 566-3035

      15.9 Assignment. Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation without such written consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns.

      15.10 Waiver and Modification. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

      15.11 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

      15.12 Controlling Law and Jurisdiction. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. Unless waived by Cisco, the exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be the state courts of the State of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

      15.13 Headings. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

      15.14 Entire Agreement. This Agreement, including all exhibits which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

      15.15 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

AMBIENT CORPORATION ("Ambient")             CISCO SYSTEMS, INC. ("Cisco")

____________________________________        ____________________________________
Authorized Signature                        Authorized Signature

____________________________________        ____________________________________
Name                                        Name

____________________________________        ____________________________________
Date                                        Date

Ambient Corporation                         Cisco Systems, Inc.

1033 Beacon Street                          170 W. Tasman Drive

Brookline, MA 02446                         San Jose, CA 95134-1706


                                                                   Page 15 of 15